Exhibit 10.4


                           SHARE DISPOSITION AGREEMENT

                                     between

                            MARVEL ENTERPRISES, INC.

                                       and

                                    AVI ARAD

                              ---------------------
                                  JULY 9, 2004
                              ---------------------


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                           SHARE DISPOSITION AGREEMENT

                  SHARE DISPOSITION AGREEMENT (the "Agreement"), dated as of July 9, 2004, by and between Marvel Enterprises, Inc., a Delaware corporation (the "Company"), and Avi Arad (the "Shareholder").

                                    RECITALS

                  WHEREAS, the Shareholder is the direct owner of approximately 1,222,030 shares of the Company's common stock, par value $0.01 per share (the "Common Stock") and the direct holder of options to purchase approximately 3,650,000 shares of Common Stock;

                  WHEREAS, the Board of Directors of the Company has authorized a stock repurchase program pursuant to which the Company may purchase up to $100 million of the Common Stock from time to time in the open market or through privately negotiated transactions over the next eighteen months;

                  WHEREAS, the Company's stock repurchase program shall remain in effect until the earlier of: (i) the Board of Directors canceling the program; (ii) the Company completing the purchase of $100 million of the Common Stock; or (iii) the passage of eighteen months from the date hereof (the "Stock Repurchase Period"); and

                  WHEREAS, the Company and the Shareholder are entering into this Agreement to provide for certain rights and obligations in connection with the shares and options owned by the Shareholder, upon the terms and subject to the conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                  Section 1.01 RESTRAINT ON ALIENATION. The Shareholder agrees that, during the period beginning from the date hereof and continuing to the earlier of (a) the end of the Stock RepurchasePeriod, (b) the date the Shareholder is neither an employee nor a director of the Company, or (c) a "Change of Control", the Shareholder will not offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the Shareholder (including holding as a custodian) or with respect to which the Shareholder has beneficial ownership within the rules and regulations of the SEC (collectively. the "Shareholder's Stock"). For purpose of this Agreement, a Change of Control shall mean a transaction whereby (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the


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Company's then outstanding securities entitled to vote in the election of directors of the Company, (ii) the Company is a party to any merger, consolidation or similar transaction as a result of which the shareholders of the Company immediately prior to such transaction beneficially own securities of the surviving entity representing less than fifty percent (50%) of the combined voting power of the surviving entity's outstanding securities entitled to vote in the election of directors of the surviving entity or (iii) all or substantially all of the assets of the Company are acquired by a third party.

                  Section 1.02 RESTRICTIONS ON HEDGING OR OTHER TRANSACTIONS. The foregoing restriction is expressly agreed to preclude the Shareholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Shareholder's Stock even if such Shares would be disposed of by someone other than the Shareholder. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Shareholder's Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Shareholder's Stock.

                  Section 1.03 ALLOWABLE TRANSFERS. Notwithstanding the foregoing, the Shareholder may transfer the Shareholder's Stock (i) as a bona fide gift or gifts, provided that the donee or donees thereof receiving in excess of 1,000 of the Shareholder's Stock agree to be bound in writing by the restrictions set forth herein, (ii) to any trust, limited partnership or similar vehicle for the direct or indirect benefit of the Shareholder or the immediate family of the Shareholder, provided that the trustee of the trust, the general partner of the limited partnership or the person holding the similar position in another vehicle agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Agreement, any transfer by the Shareholder of the Shareholder's Stock pursuant to clause (ii) above in consideration for an ownership interest in such limited partnership, trust or similar vehicle shall be deemed to not involve a disposition for value. In addition, for purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

                                  ARTICLE II.

                  Section 2.01 DISPOSITION OF COMMON STOCK. Nothing contained herein shall in any way supersede, replace, diminish, or nullify any other restrictions or obligations promulgated by the Securities Act of 1933, as amended, or otherwise binding on the Shareholder with respect to disposition of the Common Stock.

                  Section 2.02 ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matter, and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.


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                  Section 2.03 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, including any person to whom the Shareholder may assign Shareholder's rights and obligations and shall inure to the benefit of the parties hereto and, their respective successors and assigns.

                  Section 2.04 PARAGRAPH HEADINGS. The paragraph headings contained in this Agreement are for general reference purposes only and shall not affect in any manner the meaning or interpretation of the terms or other provisions of this Agreement.

                  Section 2.05 APPLICABLE LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without regard to the conflicts of law principles of such state.

                  Section 2.06 SEVERABILITY. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

                  Section 2.07 NO WAIVER. The failure of any party at any time or times to require performance of any provision hereof shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

                  Section 2.08 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same original instrument.


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                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, as of the day and year first above written.

                                     COMPANY:

                                     MARVEL ENTERPRISES, INC.


                                     By:  /s/ John Turitzin
                                        ---------------------------------------
                                     Name:  John Turitzin
                                     Title: Executive Vice President and General
                                            Counsel




                                     SHAREHOLDER:




                                      /s/ Avi Arad
                                      -----------------------------------------
                                                  Avi Arad


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